SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 1, 2005

Health Enhancement Products, Inc.

(Exact Name Of Registrant As Specified In Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

  000-30415                                                                    87-0699977

(Commission File Number)                                     (I.R.S. Employer Identification No.)

7740 East Evans Rd., Suite A100, Scottsdale, AZ      85260

          (Address of Principal Executive Offices)        (Zip Code)

(480) 385-3800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5.02.    Departure of Principal Officer

Effective as of November 1, 2005, Michael Tempesta’s employment as part-time President of the Company terminated.  It was originally anticipated that Mr. Tempesta would become the full-time President of the Company following the initial three month period of his employment.  However, the Company and Mr. Tempesta were unable to reach a mutually satisfactory agreement concerning Mr. Tempesta’s continued employment with the Company.  Accordingly, the Company and Mr. Tempesta mutually agreed that his employment with the Company should terminate.

Mr. Tempesta’s primary focus was on product research and development.  In an effort to conserve capital, after consultation with members of the Company’s Scientific Advisory Board, the Company decided not to replace Mr. Tempesta at this time, but instead to utilize its existing resources.  Thomas Ingolia, Phd and Steven Rittmanic, both consultants to the Company and members of its Scientific Advisory Board, have been actively involved with Mr. Tempesta in product research and development.  Messrs. Ingolia and Rittmanic will advise the Company, on a consulting basis, regarding the oversight of product research and development.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 3, 2005	HEALTH ENHANCEMENT PRODUCTS, INC.

By: s/Howard R. Baer
Howard R. Baer, CEO

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